                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             MANUGISTICS GROUP, INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                      [MANUGISTICS LEVERGED INTELLIGENCE]



                            MANUGISTICS GROUP, INC.
                              9715 Key West Avenue
                           Rockville, Maryland 20850

                                                                  June 28, 2002

Dear Shareholders:

   It is my pleasure to invite you to the 2002 Annual Meeting of Shareholders of Manugistics Group, Inc. to be held on Thursday, July 25, 2002 at 9:00 a.m., Eastern Daylight Time, at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland.

   Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the Annual Meeting. You are accordingly urged to complete, sign, date and return your proxy promptly in the enclosed envelope. Your return of a proxy in advance will not affect your right to vote in person at the Annual Meeting.

   I hope that you will attend the Annual Meeting. The officers and directors of the Company look forward to seeing you at that time.

                                  Very truly yours,



                                  /s/ Gregory J. Owens
                                  -----------------------------------------
                                  Gregory J. Owens
                                  Chairman of the Board and Chief Executive
                                  Officer

                      [MANUGISTICS LEVERGED INTELLIGENCE]



                            MANUGISTICS GROUP, INC.
                              9715 Key West Avenue
                           Rockville, Maryland 20850


                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            Thursday, July 25, 2002
                              --------------------

To our Shareholders:

   The Annual Meeting of Shareholders (the "Meeting") of Manugistics Group, Inc. (the "Company") will be held on Thursday, July 25, 2002 at 9:00 a.m. E.D.T. at the Bethesda Marriott, 5151 Pooks Hill Road, Bethesda, Maryland for the following purposes:

     1. to elect two Class I Directors, each for a term of three years and until their respective successors have been elected and qualified; and

     2. to transact such other business as may properly come before the Meeting.

   Shareholders of record at 5:00 p.m. E.D.T. on June 10, 2002 are entitled to receive notice of and to vote at the Meeting.

   You are invited to attend the Meeting. Please carefully read the attached Proxy Statement for information regarding the matters to be considered and acted upon at the Meeting. We hope that you will attend the Meeting.

   WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED RETURN POSTAGE-PAID ENVELOPE. No postage need be affixed to the return envelope if mailed in the United States. If you attend the Meeting, you may withdraw your proxy and vote in person by ballot.

                                     By Order of the Board of Directors

                                     /s/ Susan E. Pendery
                                     ----------------------------------
                                     Susan E. Pendery
                                     Acting Secretary

Rockville, Maryland
June 28, 2002

                            MANUGISTICS GROUP, INC.
                              9715 Key West Avenue
                           Rockville, Maryland 20850

                            _______________________

                                PROXY STATEMENT

   This Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders and Proxy Card are being furnished in connection with the solicitation by the Board of Directors of Manugistics Group, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders scheduled to be held on Thursday, July 25, 2002, at 9:00 a.m. E.D.T., at the Bethesda Marriott, 5151 Pooks Hill Rd., Bethesda, Maryland, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about June 28, 2002, to all holders of record of the Company's Common Stock (the "Common Stock") as of 5:00 p.m. E.D.T. on June 10, 2002. A copy of the Company's 2002 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended February 28, 2002, accompanies this Proxy Statement.

At the Meeting, shareholders will elect two Class I directors, each to serve for a term of three years.

                       VOTING SECURITIES AND RECORD DATE

   The Board of Directors has fixed 5:00 p.m. E.D.T. on June 10, 2002 as the record date (the "Record Date") for determination of shareholders entitled to notice of and to vote at the Meeting. As of the Record Date, there were 69,595,958 shares of Common Stock issued and outstanding and there were no other voting securities of the Company outstanding. The presence at the Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock, or 34,797,980 shares, shall constitute a quorum for the Meeting. Each outstanding share of Common Stock entitles the record holder thereof to one vote. Abstentions and broker non-votes are not counted as votes cast on any matter to which they relate, but are counted in determining the presence of a quorum.

   Election of Directors. Assuming the presence of a quorum, a plurality of the votes cast at the Meeting is required to elect each of the nominees for director. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

   Eligible shareholders of record may vote at the Meeting in person or by means of the enclosed Proxy Card. You may specify your voting choices by marking the appropriate boxes on the Proxy Card. The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to or at the Meeting, will be voted in accordance with the instructions specified thereon. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as recommended by the Board of Directors.

   The Board of Directors encourages you to complete and return the Proxy Card even if you expect to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submission of a proxy bearing a later date or by attending the Meeting in person and casting a ballot.

   The proxy holders, Gregory J. Owens and Raghavan Rajaji, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by shareholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. You must return a signed Proxy Card if you want the proxy holders to vote your shares of Common Stock.

   The cost of soliciting proxies will be borne by the Company. Following the mailing of proxy solicitation materials, proxies may be solicited by directors, officers and employees of the Company and its subsidiaries personally, by telephone or otherwise. Such persons will not receive any fees or other compensation for such solicitation. In addition, the Company will reimburse brokers, custodians, nominees and other persons holding shares of Common Stock for others for their reasonable expenses in sending proxy materials to the beneficial owners of such shares and in obtaining their proxies.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS


   The Second Amended and Restated By-Laws of the Company (the "By-Laws") provide that the Company's business shall be managed by a Board of Directors of not less than six and not more than nine directors, with the number of directors to be fixed by the Board of Directors from time to time. The By-Laws also provide that the Company's Board of Directors is divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. The directors in each class serve terms of three years and until their respective successors have been elected and qualified. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of shareholders for a three-year term.

   In December 2000, the Board of Directors increased the number of directors which shall constitute the entire Board of Directors from nine to ten in connection with the Company's acquisition of privately-held Talus Solutions, Inc. ("Talus"). Under the terms of the merger agreement between the Company and Talus, the Company agreed to cause two additional individuals to be elected to the Company's Board of Directors: (i) one representative of General Atlantic Partners, LLC and its affiliates who, in the aggregate, constituted Talus' largest shareholder group, and (ii) an individual selected by the Company from among the members of Talus' Board of Directors. The Board of Directors then appointed Esther Dyson as a Class I director to a term expiring 2002, to fill the vacancy created by the resignation of Jack A. Arnow and also appointed Steven A. Denning, Executive Managing Member of General Atlantic Partners, LLC, as a Class II director to a term expiring 2003, to fill the newly created directorship. (In January 2002, the By-Laws were amended to provide that there shall not be more than nine directors.)

   There are presently three directors in Class I, four directors in Class II and two directors in Class III. The term of the three Class I directors, J. Michael Cline, Esther Dyson and Lynn C. Fritz, will expire at the Meeting. The other six directors will remain in office for the remainder of their respective terms, as indicated below.

   At the Meeting, two Class I directors are to be elected. Each of the two director nominees, Messrs. Cline and Fritz, is presently a director of the Company. One of the Class I directors, Esther Dyson, has informed the Board that she will not stand for reelection to the Board in order to pursue other activities. Each nominee has consented to being named as a nominee for director of the Company and has agreed to serve if elected. In the event that any nominee should become unavailable or unable to serve as a director, the persons named as proxies on the Proxy Card will vote for the person(s) the Board of Directors recommends.

   Although there will be one vacancy in Class I upon the expiration of Esther Dyson's term as a director, proxies may not be voted for more than two nominees. The Board of Directors will consider suitable candidates to fill the vacancy, whether recommended by management or identified in connection with acquisitions of other companies or businesses which the Company may make in the future. The Board does not presently have any candidates to fill the vacancy under active consideration.

   Candidates for election to the Board of Directors at annual meetings of shareholders are nominated by the Nominating Committee of the Board. Shareholders are also entitled to nominate director candidates for the Board of Directors in accordance with the procedures set forth in the By-Laws. Shareholders may nominate candidates for election to the Board of Directors if notice of such nomination is given to the Secretary of the Company 60 days in advance of an annual meeting, if the meeting is to be held on a day within 30 days prior to the anniversary of the preceding year's annual meeting, or 90 days in advance of the annual meeting if the annual meeting is held on or after the anniversary of the preceding year's annual meeting. With respect to annual meetings held 30 days or more prior to the anniversary of the preceding year's annual meeting and special meetings, notice of the nomination must be received no later than the close of business on the tenth day after the public announcement of the date of such meeting. The shareholder's notice must set forth as to each nominee (i) the nominee's name, age, and business and residence address, (ii) the nominee's principal occupation, (iii) the class and number of shares of the Company's stock beneficially owned by the nominee, and (iv) such other information regarding such nominee that is required to be disclosed under the SEC's proxy rules relating to elections of directors (including the nominee's written consent to serve if elected). In addition, the notice must give the name and address of the shareholder giving the notice as they appear on the Company's books and the class and number of shares of the Company beneficially owned by the shareholder.

   Set forth below is certain information regarding each nominee for Class I director, and each Class II and Class III director, each of whose term of office will continue after the Meeting.

Nominees for Class I Directors

   J. Michael Cline, 42, has served as a director of the Company since 1996. Since December 1999, Mr. Cline has served as Managing Partner of Accretive Technology Partners LLC, a private investment firm, which he founded, with a primary focus on enterprise software and business process outsourcing businesses. From 1989 until December 1999, Mr. Cline was a managing member of General Atlantic Partners, LLC (or its predecessor in interest) a private equity investment firm focused on information technology, media and communications investments on a global basis. Prior to 1989, Mr. Cline was an associate with McKinsey & Company, Inc., a global strategic consulting firm. Mr. Cline serves on the boards of FirePond Inc., an enterprise software company and Exult, Inc. a web enabled human resources company.

   Lynn C. Fritz, 60, has served as a director of the Company since 1995. Mr. Fritz has been Director General of the Fritz Institute, a disaster relief management firm, since January 2001. From 1986 through May 2001, Mr. Fritz served as Chairman and Chief Executive Officer of Fritz Companies, Inc., a publicly-held company that specializes in freight forwarding and customhouse brokerage on a global basis. Mr. Fritz had been employed by Fritz Companies, Inc. since 1965.

   A plurality of the votes cast is required to elect each of the above nominees for election as a Class I Director.

   The Board of Directors recommends that shareholders vote FOR the election of each of the nominated Class I Directors.

Incumbent Class II Directors -- to Continue in Office for Terms Expiring in
2003

   Steven A. Denning, 53, has served as a director of the Company since 2000. Since 1995, Mr. Denning has been the Executive Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused on information technology, process outsourcing and communications investments on a global basis, and has been with General Atlantic since 1980. He serves on the boards of SRA International, Inc., a provider of information technology services and solutions to the US federal government, Eclipsys Corporation, a healthcare information technology corporation, Exult, Inc., a human resources business processing outsourcing company, EXE Technologies, Inc., a provider of supply chain execution software and services, and The Thomson Corporation, a global leader in providing integrated information solutions to business and professional customers.

   Gregory J. Owens, 42, has served as Chairman of the Board of the Company since March 2001 and has served as a director of the Company since June 1999. He has served as Chief Executive Officer of the Company since April 1999, and served as President of the Company from April 1999 through November 2000. From 1993 to 1999, Mr. Owens served as the Global Managing Partner for the Accenture Supply Chain Practice. Mr. Owens serves on the board of Serena Software, Inc., an Enterprise Change Management software provider.

   Joseph H. Jacovini, 61, has served as a director of the Company since 1986. He is a partner in Dilworth Paxson LLP, based in Philadelphia, Pennsylvania, where he has practiced law since 1965. He has served as Chairman of that firm since 1997, having served as Co-Chairman since 1995. Mr. Jacovini also served as Chairman of that firm's Corporate Department during 1993-97. Mr. Jacovini has been a Trustee of Drexel University since 1990.

   Thomas A. Skelton, 54, has served as a director of the Company since 1992. Since November 1999, Mr. Skelton has been the principal of Skelton & Associates, LLC, through which he serves as an investor in and advisor to computer software and services companies. He served as President and Chief Operating Officer of Cambar Software, Inc. in Charleston, South Carolina from August 1997 to November 1999. From April 1996 to April 1997, he was President of Knowledge Systems Corporation. From January 1995 to March 1996, he was Division President of Global Software, Inc. in Raleigh, North Carolina. From 1983 to 1994, Mr. Skelton worked in various management capacities with Manugistics, Inc., (formerly STSC, Inc.), the principal operating subsidiary of the Company, where he last served as Chief Operating Officer and Executive Vice President.
                                       3

Incumbent Class III Directors -- to Continue in Office for Terms Expiring in
2004

   Hau L. Lee, 49, has served as a director of the Company since 2000. Mr. Lee has been a member of the faculty at Stanford University since 1983, serving as the Thomas Ford Faculty Scholar from 1993 through 1996, as the Kleiner Perkins, Mayfield, Sequoia Capital Professor in the School of Engineering since 1996 and as a Professor of Operations, Information and Technology Management in the Graduate School of Business since 1998. He also served as an Adjunct Professor in the Department of Industrial Engineering and Engineering Management at Hong Kong University of Science and Technology in 1996. Mr. Lee has also undertaken numerous independent consulting engagements since 1995.

   William G. Nelson, 68, has served as a director of the Company since 1986. Since 1990, Mr. Nelson has served as Chairman and Chief Executive Officer of Harris Data Service of Wisconsin, Inc., a provider of business application software to mid-size organizations. From September 1996 until October 2000, Mr. Nelson served as the Chairman of the Board of Directors of Geac Computer Corporation, Limited; from September 1996 until April 1999, he also served as its Chief Executive Officer and President. From December 1991 to December 1994, Mr. Nelson was President and Chief Executive Officer of Pilot Software, Inc. From April 1990 to December 1991, Mr. Nelson served in several executive capacities at OnLine Software International, Inc., including President, Chief Operating Officer and Chief Executive Officer. Mr. Nelson serves on the board of directors of Catalyst International, Inc., a provider of supply chain software, and HealthGate Data Corp., a provider of healthcare information.

Compensation of Directors

   The Company does not pay fees or other compensation (other than the grant of stock options) to directors for serving on the Board of Directors or committees of the Board. Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof.

   Under the Company's Second Amended and Restated 1998 Stock Option Plan (the "SOP"), outside, i.e., non-employee directors, receive an annual option grant to purchase 32,000 shares of Common Stock. Any director who is appointed or elected to the Board at any time other than an annual meeting of shareholders will receive a percentage of the annual grant on the date of his or her election based on the number of fiscal quarters ending from the date of the appointment or election until the next annual meeting. These options vest quarterly over a four year period. In addition, in January 2000, a one-time grant to purchase 16,000 shares of Common Stock was made to each outside director serving on January 13, 2000, which options vest quarterly over four years. The SOP further provides that any director who is newly appointed or elected to the Board may also receive a grant to purchase up to 32,000 shares of Common Stock at the discretion of the Board. Any such option so granted at the discretion of the Board shall vest and become exercisable, with respect to 25% of the shares, one year from the date of grant, and with respect to the remaining 75% of the shares, quarterly over the following 12 quarters.

Board of Directors' Meetings and Committees

   During fiscal 2002, the Board of Directors held thirteen meetings, including four regularly scheduled meetings and nine additional meetings. The Board of Directors has established standing Audit, Compensation and Nominating committees, each of which is composed solely of non-employee members of the Board of Directors, except for the Nominating Committee, of which Gregory J. Owens, the Company's Chairman and Chief Executive Officer, is a member. The membership of each of these standing committees is determined from time to time by the Board.

   The Audit Committee, which presently consists of Joseph H. Jacovini, Chairman, Lynn C. Fritz and William G. Nelson, each of whom meets the criteria for "independence" under NASD Rule 4200, held eleven meetings during fiscal 2002. The committee operates under a written charter adopted by the Board of Directors and recommends to the Board of Directors a firm of independent certified public accountants to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed. In addition, the committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The committee also monitors the effectiveness of the audit effort and the

Company's financial reporting, and periodically reviews the Company's accounting policies and financial and operating controls. The committee meets with the Company's independent accountants, with and without management present, to discuss the results of their audits and reviews, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The committee meets at least twice quarterly, and more often as needed, with management and the independent accountants to review the Company's quarterly earnings releases before dissemination to the public and to review the financial information to be included in the Company's quarterly and annual reports (i.e., Forms 10-Q and 10-K), and to recommend inclusion of the financial information therein, before filing with the Securities and Exchange Commission.

   The information contained in this Proxy Statement with respect to the Audit Committee charter and the independence of the members of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference in such filing.

   The Compensation Committee, which presently consists of William G. Nelson, Chairman, J. Michael Cline and Steven A. Denning, held four meetings during fiscal 2002. The committee is responsible for the approval and administration of the compensation program for Gregory J. Owens, the Company's Chief Executive Officer. The committee was also responsible for the grant of options to the Company's executive officers under the Company's various stock option plans and administered the plans.

   The Nominating Committee, which consists of Lynn C. Fritz, Chairman, Joseph
H. Jacovini and Gregory J. Owens, met once during fiscal 2002. The committee nominates, for election at annual or special meetings of the shareholders of the Corporation, candidates to serve on the Board of Directors. It also nominates, for the approval of the full Board of Directors, candidates to fill vacancies on the Corporation's Board of Directors. Members of the committee also discuss informally from time to time potential candidates for membership on the Board.

                   OWNERSHIP OF MANUGISTICS GROUP, INC. STOCK

   The following table sets forth certain information, as of May 31, 2002, with respect to the beneficial ownership of shares of Common Stock by (i) each shareholder known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table appearing below under "Executive Compensation"; and (iv) all executive officers and directors as a group. Except as indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock which they respectively own beneficially.

   The address of each person who is an officer or director of the Company is 9715 Key West Avenue, Rockville, MD 20850.

                                                Number of Shares      Percent
Name and Address of Beneficial Owner          Beneficially Owned(1)   of Class
------------------------------------          ---------------------   --------
Gregory J. Owens(2) ........................        3,131,466            4.3
Richard F. Bergmann(3) .....................          549,692             *
Terrence A. Austin(4) ......................          209,938             *
Raghavan Rajaji (5) ........................          299,220             *
Gregory C. Cudahy (6) ......................                0             0
J. Michael Cline(7) ........................           94,000             *
Steven A. Denning(8) .......................          586,704             *
Esther Dyson(9) ............................           14,700             *
Lynn C. Fritz(10) ..........................          124,000             *
Joseph H. Jacovini(11) .....................          168,000             *
Hau L. Lee(12) .............................           46,500             *
William G. Nelson(13) ......................          280,000             *
Thomas A. Skelton(14) ......................        1,062,286            1.5
William M. Gibson(15) ......................        9,388,272           13.5
Brown Capital Management, Inc.(16) .........        6,729,000            9.7
Putnam Investments, LLC(17) ................        6,724,963            9.7
Credit Suisse Asset Management, LLC(18) ....        5,676,042            8.2
Directors and executive officers as a group
  (17 persons)(19)..........................        6,933,726            9.3

---------------
* Less than 1% of the outstanding Common Stock.
 (1) Beneficial ownership is based on 69,595,646 outstanding shares of Common Stock as of May 31, 2002. Under applicable rules promulgated under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner of shares of Common Stock if, among other things, he or she directly or indirectly has or shares voting power or investment power with respect to such shares. A person is also considered to beneficially own shares of Common Stock which he or she does not actually own but has the right to acquire presently or within the next sixty (60) days, by exercise of stock options or otherwise.
 (2) Includes 3,130,166 shares issuable upon exercise of options of which 160,000 are held in grantor retained annuity trusts of which Mr. Owens is the trustee, and 1,300 shares held in a retirement plan.
 (3) Includes 549,292 shares issuable upon exercise of options.
 (4) Includes 208,938 shares issuable upon exercise of options and 1,000 shares held with his wife.
 (5) Includes 297,188 shares issuable upon exercise of options, 2,032 shares held in an employee stock purchase plan.
 (6) Mr. Cudahy resigned as an executive officer of the Company effective as of May 1, 2002.
 (7) Includes 94,000 shares issuable upon exercise of options.
 (8) Consists of 11,000 shares issuable upon exercise of options held by Mr.Denning and a total of 575,704 shares beneficially owned by General Atlantic Partners, LLC ("GAP LLC") and its affiliated investment entities as follows: General Atlantic Partners 49, L.P. ("GAP 49") owns 211,116 shares of Common Stock, General Atlantic Partners 57, L.P. ("GAP 57") owns 261,742 shares of Common Stock, GAP Coinvestment Partners, L.P. ("GAPCO I") owns 49,729 shares of Common Stock, and GAP Coinvestment Partners II, L.P. ("GAPCO II") owns 53,117 shares of Common Stock. Mr. Denning is the Executive Managing

     Member of GAP LLC and the Managing General Partner of each of GAPCO I and GAPCO II. GAP LLC is the general partner of GAP 49 and GAP 57. The managing members of GAP LLC (other than Klaus Esser) are also the general partners of GAPCO I and GAPCO II. GAP 49, GAP 57, GAP LLC, GAPCO I and GAPCO II (the "GAP Group") are a "group" within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934, as amended. Mr. Denning disclaims beneficial ownership of such shares of Common Stock except to the extent of his pecuniary interest therein. The address of the GAP Group and Mr. Denning is c/o General Atlantic Service Corporation, 3 Pickwick Plaza, Greenwich, Connecticut 06830.
 (9) Includes 11,000 shares issuable upon exercise of options.
(10) Includes 124,000 shares issuable upon exercise of options.
(11) Includes 99,328 shares issuable upon exercise of options, 2,672 shares held by his wife and 36,000 shares held in a retirement savings plan.
(12) Includes 46,500 shares issuable upon exercise of options.
(13) Includes 64,000 shares issuable upon exercise of options and 216,000 shares in which Mr. Nelson shares voting and investment power.
(14) Includes 126,000 shares issuable upon exercise of options, 23,976 shares held by his wife and 50,000 shares held in a family limited partnership.
(15) Includes 18,000 shares issuable upon exercise of options, 903,000 shares held by his wife, 660,300 shares held in a non-profit corporation, with respect to which Mr. Gibson shares voting and dispositive control, and 7,806,972 shares held in a family limited partnership. Mr. Gibson serves as the sole general partner of the limited partnership and, in such capacity, has sole voting and dispositive control of the shares held in the partnership. Mr. Gibson's address is 780 Godfrey Road, Villanova, PA 19085.
(16) Based solely on information provided to the Company by or on behalf of Brown Capital Management, Inc., all of the shares of Common Stock are owned by various investment advisory clients of Brown Capital Management, Inc., or Brown, 1201 N. Calvert Street, Baltimore, MD 21202, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to Brown's discretionary power to make investment decisions over such shares for its clients and Brown's ability to vote such shares. In all cases, persons other than Brown have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client of Brown holds more than five percent of the outstanding shares of Common Stock.
(17) Based solely on information provided to the Company by or on behalf of the named beneficial owner, includes 6,125,147 shares, including 15,320 shares issuable upon conversion of the Company's 5% subordinated convertible notes due 2007, beneficially owned by Putnam Investment Management, LLC, One Post Office Square, Boston, MA 02109, as a result of its serving as investment advisor to various investment companies registered under
     Section 8 of the Investment Company Act of 1940; and 599,816 shares, beneficially owned by The Putnam Advisory Company, LLC, One Post Office Square, Boston, MA 02109, as a result of its serving as investment advisor for various institutional accounts.
(18) Based solely on information provided to the Company by or on behalf of the named beneficial owner, Credit Suisse Asset Management, LLC, 466 Lexington Avenue, New York, NY 10017, such shares are owned solely as a result of its serving as an investment advisor to its various clients.
(19) Includes 5,125,956 shares issuable upon exercise of options.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

   The following table sets forth summary information regarding compensation paid or accrued by the Company for services during fiscal years 2002, 2001 and 2000 to the Company's Chief Executive Officer and each of the four most highly compensated executive officers other than the Chief Executive Officer whose individual total salary and bonus on an annual basis exceeded $100,000 for fiscal 2002 (the "Named Executives"). Each of the Named Executives (other than Gregory C. Cudahy) joined the Company during fiscal 2000. Accordingly, the annual compensation reported for each of them (other than for Mr. Cudahy) in fiscal 2000 is for a partial year. Gregory C. Cudahy joined the Company during fiscal 2001; accordingly, the annual compensation reported for him in fiscal 2001 is for a partial year.


                                                                                                     Long-Term
                                                                           Annual                   Compensation
                                                                        Compensation                   Awards
                                                             -----------------------------------    ------------
                                                                                        Other        Securities
                                                                                       Annual        Underlying      All Other
             Name and Principal Position             Year     Salary      Bonus     Compensation    Options (#)    Compensation
             ---------------------------             ----    --------   --------    ------------    ------------   ------------
Gregory J. Owens .................................   2002    $351,563   $285,939      $ 89,914(1)    1,000,000       $  7,831(2)
Chief Executive Officer                              2001     375,000    375,000       132,649(3)          -0-         14,657(4)
                                                     2000     318,270    288,531            --       6,000,000         57,235(5)

Richard F. Bergmann ..............................   2002     256,250    299,050            --         210,000          3,938(6)
President                                            2001     250,000    500,000            --         410,000          3,938(6)
                                                     2000     177,083    250,000            --         860,000          1,947(7)

Terrance A. Austin ...............................   2002     209,375    243,750            --          85,000        126,491(8)
Executive Vice President,                            2001     200,000    275,090            --          80,000          3,245(9)
President, European Operations                       2000     141,667    212,836            --         480,000            662(10)

Raghavan Rajaji ..................................   2002     257,813    135,000            --          75,000         70,010(11)
Executive Vice President and                         2001     275,000    180,000            --          30,000         39,609(12)
Chief Financial Officer                              2000      60,465     31,500            --         520,000            -0-

Gregory C. Cudahy (13) ...........................   2002     187,500    262,500            --         200,000          2,897(14)
Former Executive Vice President,                     2001      75,000    175,000            --         200,000            347(15)
Pricing and Revenue Optimization

---------------
 (1) Includes $72,314 for use of a charter plane leased by the Company.
 (2) Represents $657 for additional life insurance premiums, $4,624 for additional long term disability insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
 (3) Includes $49,014 for use of a charter plane leased by the Company, and $35,000 for a golf club membership initiation fee.
 (4) Represents $6,826 for housing and relocation expenses, $657 for additional life insurance premiums, $4,624 for additional long term disability insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
 (5) Represents $51,047 for housing and relocation expenses, $5,250 for additional life and disability insurance premiums and a $938 employer contribution to the Company's 401(k) Plan.
 (6) Represents $1,388 for additional life insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
 (7) Represents $1,322 for additional life and disability insurance premiums and a $625 employer contribution to the Company's 401(k) Plan.
 (8) Represents $123,246 for housing and relocation expenses overseas, $695 for additional life insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
 (9) Represents $695 for additional life insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
(10) Represents the value of additional life and disability insurance premiums paid by the Company.

(11) Represents $64,203 for housing and relocation expenses, $3,257 for additional life insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
(12) Represents $33,802 for housing and relocation expenses, $3,257 for additional life insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
(13) Mr. Cudahy resigned as an executive officer of the Company effective as of May 1, 2002.
(14) Represents $347 for additional life insurance premiums and a $2,550 employer contribution to the Company's 401(k) Plan.
(15) Represents $347 for additional life insurance premiums.

Stock Options

   The following table sets forth certain information concerning the grant of options to the Chief Executive Officer and other Named Executives in fiscal 2002. The Company has not granted any stock appreciation rights ("SARs").

                       Option Grants in Last Fiscal Year

                                                                                                             Potential Realizable
                                                                                                                    Value
                                                                                                               at Assumed Annual
                                                Number of      Percent of                                    Rate of Stock Price
                                                Securities    Total Options                                Appreciation for Option
                                                Underlying      Granted to     Exercise or                            Term
                                                  Options      Employees in        Base       Expiration    ------------------------
                      Name                       Granted (#)    Fiscal Year    Price($/sh)       Date           5%           10%
                      ----                       -----------   -------------   -----------    ----------    ----------   -----------
Gregory J. Owens ...........................    1,000,000(1)     18.49%         $ 6.380        10/8/11     $4,012,348   $10,168,077
Richard F. Bergmann ........................      210,000(1)      3.88%           6.380        10/8/11        842,593     2,135,296
Terrance A. Austin .........................       85,000(1)      1.57%           6.380        10/8/11        341,050       864,287
Raghavan Rajaji ............................       75,000(1)      1.39%           6.380        10/8/11        300,926       762,606
Gregory C. Cudahy ..........................      100,000(1)      1.85%           6.380        10/8/11        401,235     1,016,808
                                                  100,000(2)      1.85%          11.775       11/30/11        740,523     1,876,632

---------------
(1) Each option vests in 48 equal monthly installments over a four year period beginning on November 8, 2001. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.
(2) Each option vests in 48 equal monthly installments over a four year period beginning on December 30, 2001. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant.

   The following table summarizes the value realized upon exercise of outstanding stock options during fiscal 2002 and the value of the outstanding options held by the Chief Executive Officer and the other Named Executives.

                 Aggregated Option Exercises in Fiscal 2002 and
                         Fiscal Year-End Option Values

                                                                            Number of Securities
                                                                           Underlying Unexercised          Value of Unexercised
                                                                              Options at Fiscal           In-the-Money Options at
                                          Number of                              Year-Ended                 Fiscal Year-End(2)
                                       Shares Acquired      Value       ----------------------------    ---------------------------
                Name                    on Exercise      Realized(1)    Exercisable    Unexercisable    Exercisable   Unexercisable
                ----                   ---------------    -----------   -----------    -------------    -----------   -------------
Gregory J. Owens ...................       600,000        $11,504,033    2,524,333       3,566,667      $14,815,969    $23,396,518
Richard F. Bergmann ................       160,000          2,933,009      468,667         745,833        2,426,733      3,426,810
Terrance A. Austin .................        15,000            270,408      150,083         297,917        1,042,982      1,808,788
Raghavan Rajaji ....................        20,000            288,516      247,500         297,500          620,489      1,182,108
Gregory C. Cudahy ..................         6,000             81,000      165,250         498,750           22,760        714,260

---------------
(1) Computed by multiplying the number of shares of Common Stock acquired upon exercise of options by the difference between (i) the per share fair market value of the Common Stock on the date of exercise and (ii) the exercise price per share.
(2) Computed by multiplying the number of options by the difference between (i) the per share market value of the Common Stock on February 28, 2002 of $12.96 and (ii) the exercise price per share.

Employment Agreements

   In fiscal 2000, the Company entered into employment agreements with Messrs. Owens, Bergmann, Austin and Rajaji in connection with the commencement of their employment with the Company under which each receives a minimum annual base salary. Under the agreements, Messrs. Owens, Bergmann and Austin are each eligible for a bonus of up to 100% of their respective annual base salaries; Mr. Rajaji is eligible for an annual bonus of up to $180,000; 50% of these bonuses is based upon the financial performance of the Company, and 50% is based upon satisfaction of management objectives. (As stated below in the Report of the Compensation Committee of the Board of Directors on Executive Compensation, the maximum annual incentive cash bonus Mr. Owens is eligible to receive was increased in fiscal 2002.) In addition, Messrs. Bergmann and Austin are eligible to receive an additional quarterly bonus equal to 25% of their respective annual base salaries based upon significant participation in revenue generation as determined quarterly. The Company also provides to each of Messrs. Owens, Bergmann, Austin and Rajaji certain benefits, including medical, life and disability insurance, participation in the Employee Stock Purchase Plan, and fringe benefits.

   Under the respective agreements, if the Company terminates the executive's employment other than for cause, the Company will make severance payments to the executive in the amount of his base salary and benefits during the six month period (a twelve month period for Mr. Owens) commencing on the termination date. The severance payments to the executive will cease if he obtains alternative employment during the six month period (a twelve month period for Mr. Owens) commencing on the termination date. In addition, for a period of six months beginning on the date of the termination of the executive's employment for any reason other than cause, the vesting of his options will continue. Some or all of the executive's options may immediately vest in the event of a change of control of the Company. In addition, Mr. Austin will have the option to terminate his employment and receive the severance benefits described above under certain circumstances if his job status is diminished.

   The information set forth in the following Report of the Audit Committee of the Board of Directors, the Report of the Compensation Committee of the Board of Directors and in the Performance Graph shall not be deemed incorporated by reference into any existing or future filings under the Securities Act or the Exchange Act, which incorporate by reference this Proxy Statement, except to the extent that the Company specifically incorporates such information by reference.

Report of the Audit Committee of the Board of Directors

   The Audit Committee of the Board of Directors of the Company oversees the Company's auditing, accounting and financial reporting processes generally on behalf of the Board of Directors. The Audit Committee is comprised of three independent directors, each of whom meets the criteria for "independence" under NASD Rule 4200, and operates under a written charter adopted by the Board of Directors, and reviewed by the Audit Committee on an annual basis. (A copy of the charter is attached as Exhibit A, which is identical to the copy of the charter which appeared in the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders).

   Management has the primary responsibility for the financial statements and the accounting and financial reporting process, including the system of internal controls. The Audit Committee has reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended February 28, 2002, including a discussion of the applicability and quality of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee is not providing any expert or special assurance as to the Company's financial statements.

   The Company's independent accountants are responsible for expressing an opinion on the conformity of the Company's audited consolidated financial statements with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with the Company's independent accountants the Company's audited consolidated financial statements for the fiscal year ended February 28, 2002. The Audit Committee is not providing any professional certification as to the independent accountants' work product.

   In addition, the Audit Committee has discussed with the Company's independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, "Communications with Audit Committees," relating to the conduct of the audit. The Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent accountants their independence.

   Based on the Audit Committee's review of the Company's audited consolidated financial statements for the fiscal year ended February 28, 2002, and the review and discussions described in the foregoing paragraphs of this report, the Audit Committee recommended to the Board of Directors that such audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2002, for filing with the Securities and Exchange Commission.

                                Audit Committee
                          Joseph H. Jacovini, Chairman
                                 Lynn C. Fritz
                               William G. Nelson

Report of the Compensation Committee of the Board of Directors on Executive Compensation

   In fiscal 2002, the Compensation Committee of the Board of Directors was directly responsible for the approval and administration of a compensation program for Gregory J. Owens, the Company's Chief Executive Officer. The Compensation Committee was also responsible for the grant of options to the Company's executive officers under the Company's various stock option plans and administered the plans. The Compensation Committee consisted of three outside directors of the Company.

   In fiscal 2002, Mr. Owens was responsible for the implementation of the Company's compensation programs for the other executive officers of the Company, including those named in the Summary Compensation Table. These compensation programs were developed by Mr. Owens and reviewed with the Board of Directors prior to fiscal 2002.

Objectives and Policies

   The objectives of the Company's executive compensation programs, as respectively implemented by the Compensation Committee and by Mr. Owens, were to:

     o Attract and retain highly qualified executives to lead and manage the Company by providing competitive total compensation packages;

     o Reward executives based on the business performance of the Company and upon individual performance;

     o Provide executives with incentives designed to maximize the long-term performance of the Company and to align further their interests with those of the shareholders of the Company; and

     o Assure that objectives for corporate and individual performance are established and measured.

   Compensation of Executive Officers

   In fiscal 2002, the Company's compensation programs consisted of cash compensation and the award of stock options. Cash compensation consisted of base salary and cash bonuses awarded based upon the attainment of certain performance award targets or sales revenue goals.

   Base Salary

   Base salaries for executive officers of the Company (including the Chief Executive Officer) have historically been determined by evaluating the responsibilities associated with their respective positions, the experience of the officers and by reference to salaries paid in the competitive marketplace to executive officers with comparable ability and experience. Individual salary increases are reviewed annually and, in fiscal year 2002, the review was based primarily on competitive market forces affecting compensation for executive officers and the Company's financial performance. At the close of fiscal 2002, there were ten executive officers, including Mr. Owens.

   In fiscal 2002, annual base salaries, cash bonuses and stock option awards were determined by Mr. Owens for the other executive officers. Base salaries were not increased for the executive officers in fiscal 2002, with the exception of Mr. Bergmann's base salary, which was increased from $250,000 to $300,000 to reflect his strong performance generally as President of the Company. (The salary of one other executive officer was increased in connection with his promotion to a higher office in fiscal year 2002.)

   Performance Awards

   Executive officers are eligible to receive an annual incentive cash bonus, in an amount up to 100% of the executive officer's base salary, payable quarterly, based 50% on the corporate performance award targets of the Company and 50% upon management objectives established for each executive officer. The corporate performance award targets consist of specific operational and financial goals to be reached by the Company during the course of the fiscal year. These goals were recommended by senior management and reviewed by the Board of Directors and were modified through the same process in the Company's third fiscal quarter in response to worsening economic conditions and adverse changes in the Company's financial performance. These goals consist of expected software license revenue, expected total revenue, and net corporate financial results. In formulating these goals, senior management considered, among other factors, growth in the economy as projected by various economists and industry growth expectations as published by AMR Research and others.

   The cash bonuses based on management objectives were payable under a plan developed jointly by Mr. Owens and each executive officer and approved by Mr. Owens. The plan set forth non-financial performance measurements such as improvements in productivity, development and introduction of new products, improvement of product quality, relationships with customers and leadership and management development.

   Each executive officer is also eligible to receive performance awards in the form of stock option grants which are recommended by Mr. Owens to the Compensation Committee for approval. In fiscal 2002, Mr. Owens based his recommendations primarily on his evaluation of the performance of such executive officer, competitive market forces affecting executive compensation and on the size of previous option grants to such executive officer, together with the number of options held by executive officers at the beginning of fiscal 2002. These stock option grants were also intended to serve as a strong long-term retention incentive.

   Sales Revenue Awards

   Certain of the executive officers who shared responsibility for sales were also eligible to receive cash bonuses, in amounts up to 100% of the executive officer's annual base salary, for attaining pre-determined sales revenue goals. These bonuses, to the extent awarded, were payable quarterly.

   One-time Bonus

   The Compensation Committee awarded a one-time mid-year bonus of $50,000 to Mr. Bergmann, the Company's President, in recognition of his strong performance generally. The Board of Directors ratified the grant of the bonus to Mr. Bergmann.

Chief Executive Officer's Compensation and Corporate Performance for Fiscal
2002

   In determining the compensation program of Mr. Owens, the Company's Chief Executive Officer, including base salary, cash bonuses and stock option grants for fiscal 2002, the Compensation Committee considered specific corporate performance goals, such as profitability, revenue targets and software license revenue growth. Other non-financial objectives similar to those set forth above for other executive officers were also included in establishing Mr. Owens' compensation program.

   Mr. Owens was eligible to receive an annual incentive cash bonus of up to $500,000, an amount equal to 133% of his annual base salary, payable 50% based on the corporate performance award targets set for the other executive officers referred to above and 50% based upon management objectives. The component of the cash bonus based on management objectives was payable under a plan submitted by Mr. Owens and approved by the Compensation Committee. For fiscal 2002, Mr. Owens received an incentive cash bonus in an amount equal to approximately 56% of his annual base salary.

   Mr. Owens' initial annual base salary was set in fiscal 2000 upon his employment with the Company. His base salary has not been increased subsequently.

   In October 2001, in recognition of a number of factors, including Mr. Owens' strong performance generally, and the fact that Mr. Owens' base salary had not been increased since he joined the Company in April 1999, the

Compensation Committee granted to Mr. Owens options to purchase a total of 1,000,000 shares of the Company's common stock under the SOP. The Committee also awarded to Mr. Owens a one-time cash bonus of $75,000, payable November 1, 2001, and increased the maximum performance cash bonus he was eligible to receive in fiscal 2002 from $375,000 to $500,000. These actions, which were ratified by the Board of Directors, were also intended to provide strong long-term retention incentives to Mr. Owens.

   Except as described above in this report, no specific weight or relative importance was assigned to the various specific factors and detailed compensation information considered respectively by the Committee and Mr. Owens. Accordingly, the Company's compensation policies and practices relating to base salaries, cash bonuses and stock option awards, including Mr. Owens, may, to that extent, be deemed informal and subjective.

                             Compensation Committee
                          William G. Nelson, Chairman
                               Steven A. Denning
                                J. Michael Cline

Stock Performance Graph

   The following graph compares the cumulative total return to shareholders of the Common Stock with the cumulative total return of the Nasdaq Stock Market
(US) Index and of the Nasdaq Computer and Data Processing Stocks Index from February 28, 1997 to the end of the last fiscal year (February 28, 2002). The graph assumes that the value of the investment in the Common Stock and each index was $100 on February 28, 1997 and that all dividends were reinvested. The Company has not paid any cash dividends on its Common Stock and does not intend to do so in the foreseeable future. The performance graph is not necessarily indicative of future performance.

                                                 1997       1998      1999      2000      2001      2002
                                                 ----       ----      ----      ----      ----      ----
Manugistics Group, Inc.                          $100       $253      $ 50      $361      $394      $165
Nasdaq Stock Market (U.S. Companies)             $100       $139      $191      $389      $187      $147
Nasdaq Computer and Data Processing Stocks       $100       $153      $253      $528      $224      $178

Agreements with Employees

   All employees of the Company and its subsidiaries, including executive officers, are required to sign a Conditions of Employment Agreement upon joining the Company and its subsidiaries. This agreement restricts the ability of the Company's employees (other than those employed by the Company in California) to compete with the Company and its subsidiaries during his or her employment with the Company and for a period of twelve months thereafter, and contains certain confidentiality and invention assignment provisions.

Certain Business Relationships

New Roads

   In August 2000, the Company entered into a software license agreement with New Roads, Inc. ("New Roads") pursuant to which it was obligated to pay $1.6 million to the Company over a period of twelve months, $300,000 of which was paid. At that time, one of the Company's outside directors, J. Michael Cline, had an indirect ownership interest through various investment vehicles of approximately 22% in New Roads. He controlled a total of approximately 43% of the outstanding New Roads common stock through these investment vehicles. Mr. Cline also served (and continues to serve) on the Board of Directors of New Roads, but does not serve as one of its executive officers. In May 2001, New Roads assigned the software license agreement to an unrelated third party who paid the full amount of the license fee to the Company, which reimbursed New Roads for the $300,000 previously paid.

Talus Solutions, Inc.

   The Company acquired Talus Solutions, Inc. ("Talus") in a stock-for-stock merger on December 21, 2000. The Company and Talus had a common director, J. Michael Cline, on their respective boards. (Mr. Cline continues to serve on the Company's Board of Directors and has been renominated for election as a Class I director at the Meeting.) In connection with the merger, Steven A. Denning was appointed to serve on the Company's Board of Directors. Mr. Denning then was, and continues to serve as, the Executive Managing Member of General Atlantic Partners, LLC ("GAP LLC"), which, prior to the merger, was one of Talus' principal shareholders through four of its affiliated investment limited partnerships.

   On the effective date of the merger, the options to purchase a total of 25,000 shares of Talus common stock held by Mr. Cline were converted into options to purchase a total of 3,700 shares of Common Stock in accordance with the terms of the merger. In addition, Mr. Cline then owned indirectly approximately 2.2% of the outstanding shares of Talus capital stock as a result of his interest in General Atlantic Partners, LLC and certain of its affiliates, who then were Talus stockholders. These shares were converted into shares of Common Stock in the merger. The shares of the Company's Common Stock which he then owned indirectly had a value of approximately $6.57 million based on the closing price of $42.61 per share of the Company's common stock on December 21, 2000.

   At the effective time of the merger, the Company deposited with an escrow agent 15% of the shares of Common Stock which were otherwise issuable to each of the Talus stockholders. A total of 1,053,730 escrowed shares are being held to secure the indemnification obligations of Talus and its former stockholders for certain losses incurred by the Company as a result of any breach of the representations, warranties, covenants or agreement of Talus which are contained in the merger agreement and as a result of certain identified contingencies. The Company has asserted certain claims for indemnification against these shares. The representatives of the former Talus shareholders have disputed these claims.

   Each of Messrs. Cline and Denning has an indirect economic interest in the escrowed shares of Common Stock. Based on the closing price of the Common Stock on June 21, 2002 of $5.56 per share, each of their respective economic interests in the escrowed shares had a value on that date of less than $200,000. Of the four limited partnerships affiliated with GAP LLC which own escrowed shares, Mr. Denning is Managing General Partner of two of the limited partnerships; GAP LLC itself (of which Mr. Denning is the Executive Managing Member) is the general partner of the other two limited partnerships.

William M. Gibson

   William M. Gibson resigned from his position as Chairman and as a member of the Company's Board of Directors effective February 2001. In connection with his resignation from the Board, the Company and Mr. Gibson agreed that the Company would continue to employ Mr. Gibson on a part-time basis as an advisor to the Chairman and Chief Executive Officer until July 31, 2001, and that he would continue to receive employee health and insurance benefits until that date. In addition, the stock options previously granted to him continued to vest as scheduled through July 31, 2001. The Company also granted to Mr. Gibson limited piggyback registration rights relating to a total of up to 2,000,000 shares of Common Stock. These rights enable Mr. Gibson to require the Company to register the shares for resale under the Securities Act of 1933 in an underwritten offering of equity securities by the Company or other selling shareholders.

Joseph H. Jacovini

   Joseph H. Jacovini, a director of the Company, is a partner and Chairman of Dilworth Paxson LLP, counsel to the Company, which firm rendered legal services to the Company in fiscal 2002.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Common Stock (collectively, "Reporting Persons") to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission ("SEC") and the Nasdaq Stock Market. Reporting Persons are required to furnish the Company with copies of all forms that they file under
Section 16(a). Based solely upon a review of the copies of such forms received by the Company or written representations from Reporting Persons, the Company believes that, with respect to fiscal 2002, all Reporting Persons complied with all applicable filing requirements under Section 16(a).

                      SELECTION OF INDEPENDENT ACCOUNTANTS

   The Board of Directors, upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP, independent accountants, as auditors of the Company to examine and report to shareholders on the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending on February 28, 2003. Deloitte & Touche LLP currently serves as the Company's independent accountants, and has been the Company's independent accountants since 1988. Representatives of Deloitte & Touche LLP will be present at the Meeting and will be given an opportunity to make a statement. They also will be available to respond to appropriate questions from shareholders. The Audit Committee of the Board of Directors has determined that the provision of the services set forth in the "Financial Information System Design and Implementation Fees" and "All Other Fees" sections below is compatible with maintaining the independence of Deloitte & Touche LLP with respect to the Company for the fiscal year ended February 28, 2002.

Audit Fees

   Principal Accounting Firm Fees

   Aggregate fees billed to the company for the fiscal year ended February 28, 2002 by the Company's principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte & Touche"), which includes Deloitte Consulting:

          Audit Fees                                       $500,000(a)

          Financial Information Systems
          Design and Implementation Fees                   $      0

          Audit Related Fees                               $310,000(b)
          Other Fees                                       $630,000(c)
                                                           --------
          All Other Fees                                   $940,000(d)

---------------
(a) Audit fees include audit and quarterly review procedures.
(b) Audit related fees include consents for registration statements, foreign statutory audits, and employee benefit plan audits.
(c) Other fees include fees for software implementation services, unrelated to financial information systems design and implementation services, provided by Deloitte Tohmatsu Consulting and foreign tax services. Deloitte & Touche LLP has recently announced its intent to separate Deloitte Consulting from the firm.
(d) The audit committee has considered whether the provision of these services is compatible with maintaining Deloitte & Touche LLP's independence, and concluded that these are compatible.

                  SUBMISSION OF SHAREHOLDER PROPOSALS FOR THE
                      2003 ANNUAL MEETING OF SHAREHOLDERS


   Shareholder proposals submitted for inclusion in the Proxy Statement for the 2003 Annual Meeting of Shareholders must be received by the Company at the Company's corporate headquarters address and must be submitted in accordance with Rule 14a-8 of the Exchange Act on or before February 28, 2003.

   Under the Company's By-Laws, shareholder proposals which are not submitted for inclusion in the Company's Proxy Statement for the 2003 Annual Meeting of Shareholders must be received by the Secretary of the Company: (i) 60 days in advance of such meeting if the meeting is to be held on a day which is within 30 days preceding the anniversary of the 2002 Meeting, or (ii) 90 days in advance of such meeting if the meeting is to be held on a day which is on or after the anniversary of the 2002 Meeting. Shareholder proposals not submitted for inclusion in the Company's proxy statement relating to an annual meeting to be held 30 days or more prior to the anniversary of the preceding year's annual meeting or relating to a special meeting must be received no later than the close of business on the tenth day following public announcement of the meeting date. All notices must briefly describe the business desired to be brought before the meeting, the shareholder's name and address as appearing on the Company's books, the class and number of shares owned and any material interest of the shareholder in such matter.

                                 OTHER BUSINESS

   The Board of Directors does not intend to bring any other matter before the Meeting and does not know of any other business which others will present for consideration at the Meeting. Except as the Board of Directors may otherwise permit, only the business set forth and discussed in the Notice of Annual Meeting of Shareholders and this Proxy Statement may be acted on at the Meeting. If any other business does properly come before the Meeting, the proxy holders will vote on such matters according to their discretion.

                                     By Order of the Board of Directors



                                     /s/ Susan E. Pendery
                                     ------------------------
                                     Susan E. Pendery
                                     Acting Secretary

   ALL SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.

                                                                     APPENDIX A

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                           OF MANUGISTICS GROUP, INC.
                                    CHARTER

I. PURPOSE AND RESPONSIBILITIES

   The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (i) the financial statements of the Corporation; (ii) the Corporation's system of internal controls; and (iii) the Corporation's auditing, accounting and financial reporting processes generally. The Committee's primary duties and responsibilities are to:

   o Serve as an independent and objective monitor of the Corporation's financial reporting process and internal control system.

   o Review and evaluate the audit efforts of the Corporation's independent accountants and Chief Financial Officer ("CFO") and the Corporation's internal audit staff.

   o Provide for open, ongoing communication among the independent accountants, management, the CFO and internal audit staff and the Board of Directors concerning the Corporation's financial, audit and accounting issues and affairs.

   The Committee's responsibility is oversight, and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements. Additionally, the Committee recognizes that management, the CFO and the internal audit staff as well as the independent accountants have more knowledge and more detailed information about the Corporation than do the members of the Committee; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent accountants' work product.

II. COMPOSITION

   The Committee shall consist of not less than three independent members who shall be appointed by the Board of Directors at the annual organizational meeting of the Board of Directors; the Board of Directors shall appoint one member of the Committee to serve as Chairman of the Committee. Members of the Committee shall be financially literate or become financially literate within a reasonable period of time after appointment to the Committee and at least one member of the Committee shall have accounting, related financial management expertise, or any other comparable experience or background that results in the individual's financial sophistication. No member of the Committee shall be employed or otherwise affiliated with the Corporation's independent accountants. In the event that a Committee member faces a potential or actual conflict of interest with respect to a matter before the Committee, that Committee member shall be responsible for alerting the Committee Chairman, and if the affected committee member is the Committee Chairman, shall advise the remaining members of the Committee. In the event that the Committee Chairman, or the remaining members of the Committee, as the case may be, concur that a potential or actual conflict of interest exists, the effected Committee member shall not participate in the matter before the Committee.

III. MEETINGS

   The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Committee shall meet at least annually, and more often as warranted, with the CFO and the independent accountants in separate executive sessions to discuss any matters that the Committee or any of these parties believes should be discussed privately. The Committee shall maintain a high degree of independence both in establishing its agenda and in evaluating the performance of the independent accountants, CFO and internal audit staff and management.

IV. RESPONSIBILITIES AND DUTIES

   The following actions shall be taken by the Committee in carrying out its oversight responsibility. These actions are set forth as a guide with the understanding that the action taken may vary depending on the circumstances.

   o Review the performance of the independent accountants and recommend to the Board of Directors the appointment, retention or discharge of the independent accountants as auditors of the Company and to perform the annual audit, which accountants shall be ultimately accountable to the Board of Directors, through the Audit Committee, as representatives of the shareholders of the Corporation. On an annual basis, review and approve the audit and non-audit fees and services provided by the independent accountants.

   o Review with the CFO and independent accountants the financial information contained in the Corporation's Quarterly Report on Form 10-Q prior to its filing.

   o Review with the CFO and the independent accountants, at the completion of the annual audit, the following items to be included in the Annual Report on Form 10-K for the last fiscal year and prior to its filing:

     (1) the Corporation's annual consolidated financial statements and related footnotes;

     (2) the independent accountant's audit of the consolidated financial statements and their report thereon;

     (3) any significant changes required in the independent accountants' examination plan;

   o Review with the CFO and the independent accountants, at the completion of the annual audit:

     (1) any serious difficulties or disputes with management encountered during the course of the audit; and

     (2) any other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards including, items set forth in Statement on Auditing Standards No. 61 -- Communication with Audit Committees ("SAS 61") or other such auditing standards that may in time modify, supplement or replace SAS 61.

   o On an annual basis, the Committee should ensure receipt of, and review with the independent accountants, a written statement required by Independence Standards Board (ISB) Standard No. 1, as such standard may be modified or supplemented, and discuss with the accountants their independence. The Committee will recommend that the Board of Directors take appropriate action on any disclosed relationships that may reasonably bear on the independence of the accountants and satisfy itself that the Corporation has engaged independent accountants as required by the federal securities acts.

   o Prepare an Audit Committee Report for inclusion in all proxy and information statements relating to votes of shareholders occurring after December 15, 2000. The Audit Committee Report must state whether the
     Committee:

     (1) has reviewed and discussed the audited consolidated financial statements with management;

     (2) has discussed with the independent accountants the matters required to be discussed by SAS 61, as may be modified, supplemented or replaced;

     (3) has received the written disclosures from the independent accountants required by ISB Standard No. 1, as may be modified or supplemented, and has discussed with the accountants their independence;

     (4) has recommended to the Board of Directors, based on the review and discussions referred to in items (l) through (3) above, that the Corporation's consolidated financial statements be included in the Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission;

     (5) has adopted a written charter for the audit committee (and include a copy of the Charter as an appendix to the company's proxy statements at least once every three years); and

     (6) is comprised of independent members.

   o Review and reassess the adequacy of the audit committee charter on an annual basis. The charter will be included as an appendix to the annual stockholders' meeting proxy statement triennially or in the next annual stockholders' meeting proxy statement after any significant amendment to the charter.

   o In consultation with the independent accountants and the CFO, review the adequacy and quality of the Corporation's financial reporting processes and system of internal control.

   o Review and concur in the appointment, replacement, reassignment or dismissal of the CFO.

   o Review the performance of the CFO and the internal audit staff, including the objectivity and authority of its reporting, the proposed audit plans for the coming year, and the coordination of such plans with the independent accountants.

   o Review legal and regulatory matters that may have a material impact on the Corporation's consolidated financial statements, related compliance policies and programs, and reports received from regulators.

V. GENERAL

   In addition to the activities described above, the Committee will perform such other functions as necessary or appropriate under law, the Corporation's charter or By-laws, and the resolutions and other directives of the Board of Directors.

   The Committee shall have the power to conduct or authorize inquiries and investigations into any matters within its scope of responsibilities and shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any inquiry or investigation.

   The duties and responsibilities of a member of the Committee are in addition to those duties generally pertaining to a member of the Board of Directors.

   The Committee will report its actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

                                                                     1216-PS-02

                                  DETACH HERE                            ZMAN42


                                     PROXY

                            MANUGISTICS GROUP, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
       MANUGISTICS GROUP, INC. FOR THE ANNUAL MEETING OF SHAREHOLDERS TO
                            BE HELD ON JULY 25, 2002

     The undersigned, hereby revoking any contrary proxies previously given relating to these shares, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement in connection with the 2002 Annual Meeting of Shareholders of Manugistics Group, Inc. (the "Annual Meeting") to be held on Thursday, July 25, 2002 at 9:00 A.M. E.D.T. at the Bethesda Marriott Hotel, 5151 Pooks Hill Road, Bethesda, Maryland, and hereby appoints Gregory J. Owens and Raghavan Rajaji, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with full power of substitution to each, to vote all shares of the Common Stock of MANUGISTICS GROUP, INC. registered in the name provided herein which the undersigned is entitled to vote at the Annual Meeting, and at any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them hereby is, instructed to vote or act as follows on the reverse side hereof on the proposals set forth in said Proxy Statement. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

-----------                                                        -----------
SEE REVERSE    CONTINUED AND TO BE COMPLETED, SIGNED AND DATED     SEE REVERSE
  SIDE                      ON REVERSE SIDE                           SIDE
-----------                                                        -----------

MANUGISTICS GROUP, INC.

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940




                                  DETACH HERE                            ZMAN41

|X| Please mark
    votes as in
    this example.

This Proxy when executed will be voted in the manner directed herein. If no direction is made, this Proxy will be voted FOR the election of the two (2) nominees for Class I Directors listed below.


1. Election of Class I Directors.

   Nominees: (01) J. Michael Cline and (02) Lynn C. Fritz

                  FOR        WITHHELD
                  | |          | |


| | ______________________________________
    For all nominees except as noted above

                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT | |

            Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.



Signature:______________ Date:_______ Signature:______________ Date:____________